Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-3 of Telefonaktiebolaget LM Ericsson of our report dated March 19, 2020 relating to the financial statements which appears in Telefonaktiebolaget LM Ericsson’s (publ) Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

March 25, 2021